UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, IN 47708
(Address of principal executive offices, including zip code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, Old National Bancorp (the "Company") filed a Current Report on Form 8-K ("Form 8-K") with respect to incentive compensation for the Company's Chief Executive Officer, Chief Financial Officer and other executive officers named in the compensation discussion and analysis included in the Company's proxy statement for its annual meeting held in 2008 (collectively, the "Named Executive Officers") and other executive officers. At that time, the forms of agreements for the performance shares, service-based restricted stock awards and non-qualified stock options granted to the Named Executive Officers had not been finalized. In addition, the values of the performance shares granted to each of the Named Executive Officers, with the exception of the value of performance shares granted to the Chief Executive Officer, contained typographical errors. This Amendment to the Form 8-K is being filed to include the forms of agreements, to correct the values of the performance shares and to clarify the definition of one performance factor with respect to one of the categories of performance shares awarded. No other change in the Form 8-K is being effected hereby.

There were two categories of performance shares granted to the Named Executive Officers based on different performance measures, internal performance measures and relative performance measures. As noted in the Form 8-K, one category of performance measures, the internal performance measures, are Earnings Per Share Growth, Total Revenue Growth and Net Charge Off Ratio. For the performance shares that are based on internal performance measures, Total Revenue Growth is defined as the sum of fully taxable-equivalent net interest income and total non-interest income recognized in a period after the quarter ending December 31, 2008. For the performance shares that are based on relative performance measures, Total Revenue Growth is defined as the compound annual growth rate of increase of the sum of net interest income and non-interest income (as reflected in year-end financial statements), disregarding, however, extraordinary items, as determined by GAAP, from December 31, 2008, through December 31, 2011. Information with respect to each performance measure is included in Appendix A to the Form of 2009 Performance Share Award Agreement - Internal Performance Measures and the Form of 2009 Performance Share Award Agreement - Relative Performance Measures, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

The following table sets forth the correct value of performance shares granted to each of the Named Executive Officers:
Named Executive Officer	Value of Performance-Shares(1)(2)
Robert G. Jones	$409,948
Barbara A. Murphy	$62,557
Christopher A. Wolking	$62,557
Annette W. Hudgions	$29,282
Daryl D. Moore	$38,599

(1) Based on the closing market price of the Company's stock on the date of grant $13.31.

(2) As discussed in the Form 8-K, the values of performance shares are presented assuming the Company achieves targeted levels of financial performance established by the awards; if the Company performs better than established by the targeted measures, then additional shares could be issued under such awards, but not more than 200% of the values set forth above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits
Exhibit No.	Description
10.1	Form of 2009 Performance Share Award Agreement - Internal Performance Measures
10.2	Form of 2009 Performance Share Award Agreement - Relative Performance Measures
10.3	Form of 2009 Service-Based Restricted Stock Award Agreement
10.4	Form of 2009 Executive Stock Option Award Agreement

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: February 13, 2009

By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and

Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description
10.1	Form of 2009 Performance Share Award Agreement - Internal Performance Measures
10.2	Form of 2009 Performance Share Award Agreement - Relative Performance Measures
10.3	Form of 2009 Service-Based Restricted Stock Award Agreement
10.4	Form of 2009 Executive Stock Option Award Agreement